UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2024

NKGen Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street

Santa Ana, CA, 92705

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 396-6830

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKGN	Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NKGNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Equity and Business Loan Agreement

On April 5, 2024, NKGen Biotech, Inc. (the “Company”) entered into an equity and business loan agreement (the “Loan Agreement”), by and among the Company, NKGen Operating Biotech, Inc. (the “Borrower”) and BDW Investments LLC (the “Lender”). The Loan Agreement provided for a multi draw term loan financing in a principal amount of up to $5 million. The first tranche, in the principal amount of $1 million (the “Tranche 1 Loan”), closed on April 8, 2024 (the “Tranche 1 Term Loan Closing”). The second tranche, in the principal amount of $4 million (the “Tranche 2 Term Loan” and together with the Tranche 1 Term Loan, the “Term Loans”), closed on April 9, 2024 (the “Tranche 2 Loan Closing”). The Term Loans bear interest at a rate per annum equal to the interest rate applicable to the Borrower’s $5 million secured revolving line of credit agreement with East West Bank (the “EWB Credit Agreement”) for as long as the EWB Credit Agreement is outstanding, or if the EWB Credit Agreement has been refinanced, the interest rate applicable to such refinancing facility or, on any such date that the EWB Credit Agreement or any refinancing facility thereof is no longer outstanding, the Term Loans will bear interest at a rate equal to 1-month term SOFR plus 2.85%; provided that in no event will the rate per annum be less than 7.50% at any time (the “Applicable Rate”). The Term Loans are secured by a first priority lien on all assets of the Company and a second priority lien on all assets of the Borrower, subject to an intercreditor agreement with East West Bank, and mature on October 4, 2026 (the “Maturity Date”). The Company as well as any subsidiaries of the Company formed or acquired during such time as the Term Loans are outstanding, guarantees the obligations of the Borrower under the Loan Agreement. The representations, warranties, covenants and events of default are substantially the same as those in the EWB Credit Agreement except that they apply to both the Company and the Borrower.

In consideration for the Term Loans, the Company issued the Lender a Warrant (as defined below), and subject to shareholder approval described below under “Shareholder Approval”, the Company agreed to issue the Lender 833,333 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) plus a number of shares of Common Stock equal to $2,500,000 divided by the five day VWAP (as defined in the Warrant) of the Common Stock on the date of issuance (together, the “Consideration Shares”).

Note

On April 5, 2024, pursuant to the Loan Agreement and evidencing the Term Loans as described above, the Company issued to Lender a secured convertible promissory note (the “Note”) in the principal amount of up to $5 million and bearing interest at the Applicable Rate. The Note will mature on the Maturity Date. Lender has the right to convert all or any portion of the then outstanding and unpaid principal amount and interest into shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), at any time from the issue date to the Maturity Date at a conversion price of $2.00 per share (subject to adjustments and limitations as described in the Note).

Warrant

Pursuant to the Loan Agreement, the Company also issued a Common Stock Purchase Warrant (the “Warrant”) to the Lender to purchase up to 1,000,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of $2.00 per share (subject to adjustments and limitations as described in the Warrant) for a period of five years from the issue date.

Registration Rights Agreement

In connection with the Loan Agreement, Note and Warrant, the Company entered into a registration rights agreement (“Registration Rights Agreement”), dated April 5, 2024, with the Lender. Pursuant to the Registration Rights Agreement, the Company agreed to file, not later than 15 business days after the filing of the Company’s fiscal year 2023 annual report on Form 10-K, a registration statement to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain securities that are held by the Lender (the “Registrable Securities”). Pursuant to the Registration Rights Agreement, subject to certain requirements and customary conditions, the Company also granted piggyback registration rights and demand registration rights to the Lender, will pay certain expenses related to such registration and will indemnify the Lender against certain liabilities related to such registration. The Registration Rights Agreement will terminate on the date that Lender no longer holds any Registrable Securities.

Shareholder Approval

The Company has reserved for issuance three times the number of (i) Consideration Shares and Warrant Shares, and (ii) a number of shares of Common Stock issuable upon full conversion of the Note (collectively, the “Reserved Shares”).

In compliance with Nasdaq Listing Rule 5635(d), the Company may not issue any of the Reserved Shares if the issuance of such shares would exceed the aggregate number of shares of Common Stock which the Company may issue—pursuant to the Loan Agreement, upon conversion of the Note or upon exercise of the Warrant—under the rules or regulations of the Nasdaq Stock Market. Pursuant to the Loan Agreement, the Company agreed to file a preliminary proxy statement no later than 30 days following the filing of the Company’s annual report on Form 10-K seeking stockholder approval of the issuance of the Reserved Shares in compliance with the rules and regulations of the Nasdaq Stock Market.

Amendment to East West Bank Loan Agreement

On April 5, 2024, the Borrower entered into an amendment (the “Amendment”) to the EWB Credit Agreement to (i) eliminate the requirement of Borrower to maintain a minimum cash balance of $15 million with East West Bank, (ii) extend the maturity date to September 18, 2024, and (iii) require the Borrower to maintain its depository account(s) at East West Bank.

The foregoing descriptions of the Warrant, Loan Agreement, Note, Registration Rights Agreement and Amendment do not purport to be complete and are qualified in their entirety by the terms and conditions of the Warrant, Loan Agreement, Note, Registration Rights Agreement and Amendment, which are filed as Exhibits 4.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 are incorporated by into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 are incorporated by into this Item 3.02 by reference.

Item 7.01 Regulation FD Disclosure.

On April 11, 2024, the Company issued a press release in which the Company announced its entry into the Loan Agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1 hereto) is being furnished under “Item 7.01 Regulation FD Disclosure.” Such information (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Common Stock Purchase Warrant issued by NKGen Biotech, Inc. in favor of BDW Investments LLC, dated April 5, 2024.
10.1	Equity and Business Loan Agreement, dated April 5, 2024, by and among NKGen Biotech, Inc., NKGen Operating Biotech, Inc. and BDW Investments LLC.
10.2+	Secured Convertible Promissory Note executed by NKGen Biotech, Inc. and NKGen Operating Biotech, Inc. in favor of BDW Investments LLC, dated April 5, 2024.
10.3	Registration Rights Agreement, dated April 5, 2024, by and between NKGen Biotech, Inc. and BDW Investments LLC.
10.4	Third Amendment to the Loan Agreement, dated April 5, 2024, by and between NKGen Operating Biotech, Inc. and East West Bank
99.1	Press Release, dated April 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NKGEN BIOTECH, INC.

Date: April 11, 2024	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer
(Principal Executive Officer)